UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2025

Definitive Healthcare Corp.

(Exact name of Registrant as Specified in Its Charter)

Commission File Number 001-40815

Delaware		86-3988281
(State of Incorporation)		(IRS Employer Identification No.)
492 Old Connecticut Path, Suite 401
Framingham, Massachusetts 01701
(Address of Principal Executive Offices)

508 720-4224
Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.001 par value	DH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 27, 2025, Definitive Healthcare Corp. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished in this Item 2.02 on this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2025, the Board of Directors (the “Board”) of the Company appointed Casey Heller to the position of Chief Financial Officer (“CFO”) effective June 2, 2025. The Company previously announced that Richard Booth, the Company’s current CFO, would be departing the Company effective June 1, 2025.

Ms. Heller, age 36, currently serves as the Company’s SVP of Finance, a role she has occupied since October 2024, having previously served as the Company’s VP of FP&A from January 2024 to October 2024. Before joining the Company, Ms. Heller spent 15 years in Finance at IBM between July 2009 and December 2023, holding progressive leadership roles across broad financial disciplines, including serving as VP of Investor Relations from August 2023 to December 2023, Director of Investor Relations from February 2022 to August 2023, and Director of Treasury Strategy from June 2019 to March 2022. During her time at IBM, Ms. Heller also served as the Chief of Staff to IBM’s CFO, led FP&A for the software business, was responsible for overall IBM forecasting, and was selected to help support strategic transactions, including the spin-off of IBM’s managed infrastructure services businesses and deleveraging after the Red Hat acquisition. Ms. Heller holds a B.S. in Business Administration with a concentration in Finance from Marist College.

Heller Promotion Offer Letter

In connection with Ms. Heller’s appointment as CFO, the Company entered into a promotion offer letter with Ms. Heller, dated as of February 24, 2025 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Ms. Heller is entitled to, among other things, in each case effective as of June 2, 2025, (i) an initial annual base salary of $375,000, (ii) a target bonus opportunity of 60% of her base salary, subject to the Company’s Cash Incentive Plan for Executives, to be pro-rated to account for base salary and bonus opportunity applicable during 2025, (iii) certain severance benefits as offset forth in the Offer Letter, (iv) an award of time-vesting restricted stock units (“RSUs”) (the “Initial Promotion RSUs”) with respect to the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and (v) an award of RSUs (the “Annual RSUs”) and performance-based restricted stock units (“PSUs”) (the “Annual PSUs”) consistent with annual equity awards issued to similarly-situated executives of the Company (together, the “Initial Annual Awards”). The Initial Promotion RSUs and the Initial Annual Awards will all be issued pursuant to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”).

The Initial Promotion RSUs will have a target value at grant of $1,500,000, and the number of RSUs subject to the Initial Promotion RSUs will be determined by dividing such grant value by the average closing price of a share of Common Stock for the thirty (30) trading days preceding (but not including) June 2, 2025, rounded up to the nearest whole share. The RSUs subject to the Initial Promotion RSUs will vest over two years with the first vest of 50% occurring on the first of the month on which the 1-year anniversary of the CFO start date falls (i.e., June 1, 2026), with the remaining shares vesting quarterly in approximately equal installments thereafter.

The Annual RSUs will have a target value at grant of $1,462,500 and the Annual PSUs will have a target value at grant of $787,500. The actual number of RSUs or PSUs (at target), as applicable, subject to the Initial Annual Awards, will be determined by dividing such estimated value by the average closing price of a share of Common Stock for the thirty (30) trading days preceding (but not including) the date of grant, rounded up to the nearest whole share. The Initial Annual Awards will be granted to Ms. Heller on the later of (a) the date on which 2025 annual equity awards are granted to other similarly situated executives; and (b) a date that is on or promptly following June 2, 2025. The Annual RSUs will vest over a four-year period with 25% vesting after 1 year and then quarterly vesting thereafter over the remaining 3 years. The Annual PSUs will be subject to, and will vest in accordance with, the terms of 2025 annual performance-based equity awards established by the Board or the Human Capital Management & Compensation Committee of the Board for issuance to other similarly-situated executive officers of the Company.

Pursuant to Ms. Heller’s Offer Letter, she is entitled to certain severance benefits, as provided by the Company’s Severance Plan for Executives (Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40815) filed with the SEC on November 21, 2023), as modified by the terms of the Offer Letter, and the Company’s Change in Control Severance Plan for Executives (Exhibit 10.36 to the Company's Annual Report on Form 10-K (File No. 001-40815) filed with the SEC on February 27, 2023).

If we terminate Ms. Heller’s employment without cause (as defined in the Offer Letter) and other than as a result of death or disability, or Ms. Heller terminates his employment for good reason (as defined in the Offer Letter) then we must provide Ms. Heller with (i) continuation of regular payments of salary at the rate in effect on the date of termination for a period of twelve months from the date of termination of employment, payable in accordance with our regular payroll schedule; (ii) payment of any unpaid amount of the annual bonus for the immediately preceding calendar year that Ms. Heller would have earned in accordance with the Bonus Plan had the termination not occurred, plus an amount equal to the target annual bonus to be earned by Ms. Heller during the year in which the termination occurs, payable in a lump sum; (iii) acceleration of the vesting of all forms of time-based equity awarded to Ms. Heller by the Company at any time, that would otherwise have vested during the twelve-month period following the termination date, and (iv) payment for twelve months of COBRA coverage, if applicable.

Ms. Heller is eligible for reimbursement of certain expenses and will be entitled to participate in the Company’s benefit plans that are generally available to the Company’s executive employees. Ms. Heller’s Offer Letter also entitles her to payment of up to $10,000 in legal fees in connection with the negotiation of her Offer Letter. Ms. Heller will also enter into the Company’s standard form of indemnity agreement in the form previously approved by the Board, which form is filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-258990) filed with the SEC on August 20, 2021.

The foregoing summary is not a complete description and is qualified in its entirety by reference to the full text and terms of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter, dated February 24, 2025, by and among Casey Heller, Definitive Healthcare Corp. and Definitive Healthcare, LLC.
99.1	Press Release Dated February 27, 2025 (furnished herewith pursuant to Item 2.02)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEFINITIVE HEALTHCARE CORP.

By:	/s/ Richard Booth
Name:	Richard Booth
Title:	Chief Financial Officer

Date: February 27, 2025